Exhibit 99.1

FOR IMMEDIATE RELEASE

The Medicines Company Agrees to Divest its Hemostasis Portfolio

•                  Portfolio includes Raplixa™(fibrin sealant), Preveleak™, and Recothrom® Thrombin topical (Recombinant)

•                  Total potential consideration of up to $410 million

PARSIPPANY, N.J. — (BUSINESS WIRE) — December 18, 2015 — The Medicines Company (NASDAQ:MDCO) today announced that it has entered into a purchase agreement pursuant to which certain subsidiaries of Mallinckrodt plc will acquire The Medicines Company’s global portfolio of three hemostasis products — RECOTHROM® Thrombin topical (Recombinant), PreveLeak™, and RAPLIXA™ (fibrin sealant) — for a total potential consideration of up to $410 million.  The Medicines Company will receive an initial payment of approximately $175 million, including inventory, at closing and has the potential to receive up to $235 million in additional consideration for future milestone payments. Subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart Scott Rodino Antitrust Improvements Act, the transaction is expected to close in the first calendar quarter of 2016.

Glenn Sblendorio, President and Chief Financial Officer, The Medicines Company, said “This deal will deliver a substantial amount of non-dilutive capital to the Company so that we can continue to focus on core programs including our research and development for PCSK9 inhibition and continue to unlock shareholder value. We are pleased to reach this agreement with Mallinckrodt, who we believe has deep knowledge and experience in the hospital and surgical suite and the capability to maximize the commercial potential of these hemostasis products.”

Leerink Partners LLC is acting as financial advisor, and WilmerHale is acting as legal advisor, to The Medicines Company.

About The Medicines Company

The Medicines Company’s purpose is to save lives, alleviate suffering and contribute to the economics of healthcare by focusing on 3000 leading acute/intensive care hospitals worldwide. Its vision is to be a leading provider of solutions in three areas: serious infectious disease care, acute cardiovascular care and surgery and perioperative care. The company operates in the Americas, Europe and the Middle East, and Asia Pacific regions with global centers today in Parsippany, NJ, USA and Zurich, Switzerland.

Forward-Looking Statements

Statements contained in this press release about The Medicines Company, the purchase agreement and the transaction that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements.  Important factors that may cause or contribute to such differences include the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including without limitation approval of the transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the ability of the Company to successfully separate its Hemostasis Business from the Company’s other businesses; the commercial success of the products and the achievability of future milestone payments; and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors detailed in the Company’s Quarterly Report on Form 10-Q filed on November 9, 2015, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

Source:  The Medicines Company